UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 3, 2008

STERLING OIL & GAS COMPANY
(Exact name of registrant as specified in its charter)

NEVADA	20-8999059	000-52959
(State or other jurisdiction of incorporation)	(IRS Employer ID)	(Commission File No.)

 201 W. Lakeway
Suite 1000
Gillette, Wyoming 82718
(Address of principal executive offices and Zip Code)

(307) 682-3155
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

     On November 3, 2008, Gordon, Hughes & Banks, LLP (“ GH&B ”) resigned as the Company’s independent registered public accounting firm. GH&B recently entered into an agreement with Eide Bailly LLP (“Eide Bailly”), pursuant to which Eide Bailly acquired the operations of GH&B and certain of the professional staff and shareholders of GH&B joined Eide Bailly either as employees or partners of Eide Bailly and will continue to practice as members of Eide Bailly. Concurrent with the resignation of GH&B, the Company, through and with the approval of its board of directors, engaged Eide Bailly as its independent registered public accounting firm.

     Effective August 1, 2008, we engaged Gordon, Hughes & Banks as our independent registered firm of Certified Public Accountants, with the approval of our board of directors. Accordingly, we dismissed Hein & Associates, the previous auditor, effective August 1, 2008. Hein & Associates’ report on the financial statements as of and for the year ended February 29, 2008 did not contain an adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope, or accounting principles save and except for a “going concern” qualification provided with the overall audit opinion. The decision to change independent auditors was based on an economic need to reduce our audit fees which we believe will be possible by engaging a firm that has a client base similar to our Company. Gordon, Hughes & Banks was not consulted on any matter relating accounting principles to a specific transaction, either completed or proposed, the type of an audit opinion that might be rendered on our financial statements or a reportable event. From May 1, 2007 through the subsequent year ended February 29, 2008, and since that year end, there were no disagreements with Hein & Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure, which disagreements, if not resolved to the satisfaction of Hein & Associates, would have caused Hein & Associates to make reference to the subject matter of the disagreement in its reports on our consolidated financial statements for such periods. We provided Hein & Associates with a copy of this Current Report on Form 8-K prior to its filing with the SEC, and requested that they furnish us with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. A copy of the letter provided from Hein & Associates is filed as Exhibit 16.1 to the Form 8-K dated August 1, 2008 and no disagreement was reported.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this 3rd day of November, 2008.

STERLING OIL & GAS COMPANY

BY:  TIMOTHY BARRITT
        Timothy Barritt, President,
        Principal Executive Officer and
        a Member of the Board of Directors